Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Profire Energy, Inc.
Lindon, UT 84042

As independent registered public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the 2023 Equity Incentive Plan of Profire Energy, Inc. of our report dated March 8, 2023, with respect to the consolidated financial statements of Profire Energy, Inc. for the years ended December 31, 2022 and 2021, included in its Annual Report (Form 10-K), filed with the Securities and Exchange Commission.

Sincerely,

/s/ Sadler, Gibb & Associates, LLC

Draper, UT
June 16, 2023

754467575.1